Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Amendment 1 to Form S-3 of our report dated April 2, 2025, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ WithumSmith+Brown

New York, New York

November 25, 2025